Exhibit 99.77Q1(a)



     (i) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of Invesco Global & International Funds, Inc. dated October 17, 2002, filed with Post-Effective Amendment No. 20 to INVESCO Global & International Funds, Inc. Registration Statement on October 24, 2002 and incorporated herein by reference.

     (ii) Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Global & International Funds, Inc. dated October 17, 2002, filed with Post-Effective Amendment No. 20 to INVESCO Global & International Funds, Inc. Registration Statement on October 24, 2002 and incorporated herein by reference.